Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 16, 2012

FOR IMMEDIATE RELEASE

HORIZON BANCORP ANNOUNCES THREE-FOR-TWO STOCK SPLIT

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp announced today that its Board of Directors has declared a 3-for-2 stock split to be effected in the form of a stock dividend on Horizon’s outstanding shares of common stock. Shareholders of record as of the close of business on October 29, 2012, the record date, will be entitled to receive an additional half share for each share of common stock held.

Shareholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the split, except that those shareholders participating in Horizon’s Dividend Reinvestment and Stock Purchase Plans will have fractional shares of common stock credited to their accounts.  The price paid for fractional shares will be based on the average closing price of a share of common stock as reported on the NASDAQ Global Market for the five trading days immediately prior to the record date. The additional shares issued in the stock split are expected to be distributed to shareholders on November 9, 2012.

Craig M. Dwight, Horizon’s President and Chief Executive Officer, stated: “Horizon has a strong and stable shareholder base, and we appreciate the large number of long-term, loyal shareholders.  This split is intended to improve the liquidity for our stock by making more shares available in the marketplace, and to make our stock more accessible and attractive to new investors.  We believe Horizon offers the opportunity to invest in a growing community bank that has consistently offered an attractive cash dividend return and solid growth.”

The stock split will increase Horizon’s outstanding shares from approximately 5.8 million shares prior to the split to approximately 8.7 million shares.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary, Horizon Bank, also doing business as Heartland Community Bank.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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